Exhibit 99.1

The Hagerty Group, LLC

and Subsidiaries

Condensed Consolidated Financial Statements

(unaudited) as of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020:

Condensed Consolidated Balance Sheets	1-2

Condensed Consolidated Statements of Income and Comprehensive Income	3

Condensed Consolidated Statements of Changes in Members’ Equity	4

Condensed Consolidated Statements of Cash Flows	5-6

Notes to Condensed Consolidated Financial Statements	7-24

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,879,178	$38,107,922
Restricted cash and cash equivalents	327,544,896	260,970,361
Accounts receivable	50,005,186	33,883,360
Premiums receivable	106,679,035	52,628,294
Commission receivable	45,016,883	54,540,886
Prepaid expenses and other assets	26,751,528	14,655,788
Deferred acquisition costs—net	89,436,987	58,571,981
Fixed income securities	1,203,784	-

Total current assets	694,517,477	513,358,592

PROPERTY AND EQUIPMENT—Net	27,724,372	25,822,140

LONG-TERM ASSETS:
Prepaid expenses and other assets	20,977,267	20,166,955
Intangible assets—net	67,792,977	46,616,982
Goodwill	11,073,216	4,745,357
Fixed income securities	9,689,469	-

Total long-term assets	109,532,929	71,529,294

TOTAL ASSETS	$831,774,778	$610,710,026

 (continued)

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,726,404	$11,544,583
Losses payable	-	21,980,282
Provision for unpaid losses and loss adjustment expenses	103,591,163	54,987,840
Unearned premiums	191,749,543	124,708,255
Commissions payable	66,241,161	43,798,065
Due to insurers	85,682,183	49,162,017
Advanced premiums	21,358,099	13,744,868
Accrued expenses	43,951,179	36,271,436
Deferred tax liability	11,399,802	7,498,982
Contract liabilities	24,098,372	19,541,253
Other current liabilities	2,497,190	1,514,871

Total current liabilities	560,295,096	384,752,452

LONG-TERM LIABILITIES:
Accrued expenses	11,398,493	14,854,518
Contract liabilities	19,666,667	19,666,667
Long-term debt	117,500,000	69,000,000
Other long-term liabilities	3,993,258	5,115,648

Total long-term liabilities	152,558,418	108,636,833

Total liabilities	712,853,514	493,389,285

Commitments and contingencies (Note 15)

EQUITY:

Members’ equity (Shares authorized 100,000; issued and outstanding 100,000)	120,404,613	119,151,495
Accumulated other comprehensive loss	(1,902,717)	(1,953,795)
Total members' equity	118,501,896	117,197,700
Non-controlling interest	419,368	123,041
Total equity	118,921,264	117,320,741

TOTAL LIABILITIES AND EQUITY	$831,774,778	$610,710,026

The accompanying notes are an integral part of these condensed consolidated financial statements. See note 14 for related-party transactions disclosure.

(concluded)

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
REVENUES:
Commission and fee revenue	$214,004,045	$185,946,985
Earned premium	212,370,450	160,376,852
Membership and other revenue	38,320,389	31,777,921

Total revenues	464,694,884	378,101,758

OPERATING EXPENSES:
Salaries and benefits	122,134,416	98,937,707
Ceding commission	101,262,030	76,851,909
Losses and loss adjustment expenses	87,642,926	65,734,569
Sales expense	80,810,178	66,510,370
General and administrative services	46,626,867	35,950,687
Depreciation and amortization	15,282,029	8,195,731

Total operating expenses	453,758,446	352,180,973

OPERATING INCOME	10,936,438	25,920,785

OTHER EXPENSE	(1,041,355)	(523,559)

INCOME BEFORE INCOME TAX EXPENSE	9,895,083	25,397,226

INCOME TAX EXPENSE	(4,789,638)	(3,745,855)

NET INCOME	5,105,445	21,651,371

Add loss attributable to non-controlling interest	203,673	83,339

NET INCOME ATTRIBUTABLE TO THE HAGERTY GROUP, LLC	$5,309,118	$21,734,710

NET INCOME	5,105,445	21,651,371

Other comprehensive (loss) income
Foreign currency translation adjustments - net of tax	(625,725)	169,403
Derivative instruments	676,803	-

Total other comprehensive income	51,078	169,403

Comprehensive income	5,156,523	21,820,774
Comprehensive loss attributable to non-controlling interest	203,673	83,339
Comprehensive income attributable to The Hagerty Group, LLC	$5,360,196	$21,904,113

Earnings per Unit	$53.09	$217.35
Weighted average units	100,000	100,000

The accompanying notes are an integral part of these condensed consolidated financial statements. See note 14 for related-party transactions disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (unaudited)

			Accumulated
			Other	Total
	Issued	Members’	Comprehensive	Members'	Non-Controlling	Total
	Units	Equity	(Loss) Income	Equity	Interest	Equity
BALANCE—December 31, 2020	100,000	$119,151,495	$(1,953,795)	$117,197,700	$123,041	$117,320,741
Net income (loss)		5,309,118		5,309,118	(203,673)	5,105,445
Other comprehensive income			51,078	51,078		51,078
Distributions		(4,056,000)		(4,056,000)		(4,056,000)
Non-controlling interest issued capital				-	500,000	500,000
BALANCE—September 30, 2021	100,000	$120,404,613	$(1,902,717)	$118,501,896	$419,368	$118,921,264

			Accumulated
			Other	Total
	Issued	Members’	Comprehensive	Members'	Non-Controlling	Total
	Units	Equity	(Loss) Income	Equity	Interest	Equity
BALANCE—December 31, 2019	100,000	$112,985,420	$(2,524,702)	$110,460,718	$-	$110,460,718
Net income (loss)		21,734,710		21,734,710	(83,339)	21,651,371
Other comprehensive income			169,403	169,403		169,403
Distributions		(4,000,000)		(4,000,000)		(4,000,000)
Non-controlling interest issued capital				-	250,000	250,000
BALANCE—September 30, 2020	100,000	$130,720,130	$(2,355,299)	$128,364,831	$166,661	$128,531,492

The accompanying notes are an integral part of these condensed consolidated financial statements. See note 14 for related-party transactions disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES:
Net income	$5,105,445	$21,651,371
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization expense	15,282,029	8,195,731
Provision for deferred taxes	3,900,820	2,076,133
Loss on disposals of equipment, software and other assets	2,319,486	237,008
Other	163,236	285,097
Changes in assets and liabilities:
Accounts receivable	(16,548,137)	(15,965,514)
Premiums receivable	(54,050,741)	(39,000,506)
Commission receivable	9,584,259	4,115,122
Prepaid expenses and other assets	(16,301,611)	(6,388,343)
Deferred acquisition costs	(30,865,006)	(17,210,635)
Accounts payable	(1,812,538)	(1,675,346)
Losses payable	(21,980,282)	(16,737,392)
Provision for unpaid losses and loss adjustment expenses	48,603,323	38,678,743
Unearned premiums	67,041,288	37,282,476
Commissions payable	22,443,095	13,512,848
Due to insurers	36,589,267	27,723,981
Advanced premiums	7,624,342	8,444,750
Accrued expenses	2,945,930	8,461,226
Contract liabilities	4,559,874	4,038,911
Other current liabilities	754,948	1,430,739
Net cash from operating activities	85,359,027	79,156,400

INVESTING ACTIVITIES:
Purchases of property and equipment and software	(31,162,772)	(24,681,190)
Business combinations and asset acquisitions —net of cash acquired	(11,344,792)	(5,940,480)
Purchase of fixed income securities	(12,433,211)	-
Maturities of fixed income securities	1,206,173	-
Other investing activities	(26,564)	63,435
Net cash used in investing activities	$(53,761,166)	$(30,558,235)

(continued)

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
FINANCING ACTIVITIES:
Payments on long-term debt	$(18,000,000)	$(22,000,000)
Proceeds from long-term debt	67,500,000	44,000,000
Contributions from minority interest	500,000	250,000
Payments on notes payable	(1,000,000)	-
Distributions to members	(4,056,000)	(4,000,000)

Net cash from financing activities	44,944,000	18,250,000

EFFECT OF FOREIGN CURRENCY EXCHANGE RATES ON CASH	(196,070)	194,472

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	76,345,791	67,042,637

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS—Beginning of year	299,078,283	221,060,849

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS—September 30	$375,424,074	$288,103,486

NON-CASH INVESTING ACTIVITIES:
Purchase of property and equipment	$5,788,823	$5,010,645

Business combination and asset acquisition	$3,762,762	$7,186,720

CASH PAID FOR:
Interest	$1,635,523	$914,338

Income tax	$2,199,561	$3,905,861

The following table provides a reconciliation of cash and cash equivalents and restricted cash and cash equivalents as presented for the nine months ended September 20, 2021 and 2020:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash and cash equivalents	$47,879,178	$39,633,526
Restricted cash and cash equivalents	327,544,896	248,469,960
Total cash and cash equivalents and restricted cash and cash equivalents on the Condensed Consolidated Statements of Cash Flows	$375,424,074	$288,103,486

The accompanying notes are an integral part of these condensed consolidated financial statements.

(concluded)

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations—The accompanying condensed consolidated financial statements of The Hagerty Group, LLC and its subsidiaries (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Hagerty Group, LLC (“THG”) is majority owned by Hagerty Holding Corp. (“HHC”), with Markel Corporation (“Markel”) holding a minority interest. HHC and Markel collectively are the Members of THG (“Members”). Prior to June 2019, the Company was wholly owned by HHC. The Company operates several entities which collectively support the revenue streams listed below:

•	The Company earns commission revenues for the distribution and servicing of classic automobile and boat insurance policies written through personal and commercial lines agency agreements with multiple insurance carriers in the United States, Canada, and the United Kingdom.

•	Reinsurance premiums are earned in Hagerty Reinsurance Limited (“Hagerty Re”) which is registered as a Class 3A reinsurer under the Bermuda Insurance Act 1978. Hagerty Re solely reinsures the classic auto and marine risks written through its affiliated managing general agent entities (“MGAs”) in the United States, Canada and the United Kingdom.

o	The business produced by the U.S. MGAs is written by Essentia Insurance Company (“Essentia”) and reinsured with its affiliate Evanston Insurance Company (“Evanston”). In turn, Hagerty Re assumes premiums through a quota share agreement with Evanston. Essentia and Evanston are wholly owned subsidiaries of Markel.

o	In 2020, Hagerty Re entered into a reinsurance agreement with Aviva Canada, Inc. (“Aviva”) to reinsure classic auto and marine risks produced by its Canadian affiliate MGA.

o	In 2021, Hagerty Re entered into a reinsurance agreement with Markel International Insurance Company Limited to reinsure classic auto risks produced by its affiliate MGA in the United Kingdom. In connection with this new treaty, Hagerty Re purchased reinsurance to limit its liability to £1,000,000 per claim as United Kingdom (“U.K.”) law requires unlimited liability coverage. Markel International Insurance Company Limited is an affiliate of Markel.

•	The Company earns subscription revenue through membership offerings and other automotive services sold to policyholders and classic vehicle enthusiasts. Membership offerings include but are not limited to private label roadside assistance, digital and linear video content, our award-winning magazine, valuation services, members-only events and exclusive automotive third-party discounts. Additionally, the Company owns and operates collector vehicle events, earning revenue through admission income and sponsorships, as well as event registration service fees on behalf of automotive and motorsport organizations to manage credentials. Revenue is also derived from the sale of merchandise and operation of a peer-to-peer classic vehicle rental business for auto enthusiasts. In 2020, the Company started a network of experience and storage centers within majority-owned world-class vehicle storage called Member Hubs Holding, LLC (MHH).

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Principles of Consolidation—The accompanying condensed consolidated financial statements include the accounts of THG and its majority-owned and controlled subsidiaries. All intercompany account balances and transactions have been eliminated in the condensed consolidated financial statements. The Company consolidates MHH, an 80% owned subsidiary, under the voting interest method guidance in Accounting Standards Codification (“ASC”) 810, “Consolidations” (“Topic 810”). The Noncontrolling Interest is presented separately on the Condensed Consolidated Balance Sheets, Statements of Income and Comprehensive Income and the Statements of Changes in Members’ Equity.

Basis of Presentation—The accompanying condensed consolidated financial statements have been prepared in conformity with GAAP. The Company has applied the rules and regulations of the United States Securities and Exchange Commission (“SEC”) regarding interim financial reporting and therefore the condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements. In the opinion of management, all adjustments, consisting of items of a normal recurring nature, necessary for a fair presentation of the condensed consolidated interim financial statements, have been included. These condensed consolidated financial statements and the notes thereto should be read in conjunction with the Company's consolidated financial statements and related notes included in its annual audited financial statements. The results of operations for the nine months ended September 30, 2021, are not necessarily indicative of the results expected for the year ended December 31, 2021.

Business Update Related To COVID-19—In March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) a pandemic. The pandemic has impacted every geography in which the Company operates. Governments implemented various restrictions around the world, including closure of non-essential businesses, travel, shelter-in-place requirements for citizens and other restrictions.

The Company has taken several precautionary steps to safeguard its businesses and team members from COVID-19, including implementing travel restrictions, arranging work from home capabilities and flexible work policies. The safety and well-being of our team members continues to be the top priority. As restrictions were put in place, employees were able to transition to a work from home environment quickly and effectively due to prior technology investments and the Company’s focus on core values. Due to the restrictions and uncertainty caused by the pandemic, 2020 revenue growth was lower than expected primarily caused by lower levels of new business. Offsetting the 2020 revenue shortfall, expenses related to promotional events and travel were lower than anticipated. By the end of 2020 and as of September 2021, new business growth returned to pre-pandemic pace, events were being planned and new initiatives were on track. Management will continue to follow and monitor guidelines in each jurisdiction and is working on a phased transition of employees back to the office.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Use of Estimates—The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are considered reasonable, actual results could differ from those estimates.

The most significant estimate that is susceptible to notable changes in the near-term relates to the provision for unpaid losses and loss adjustment expenses (including those losses incurred but not reported (IBNR)). Although some variability is inherent in this estimate, the Company believes that the current estimate is reasonable in all material respects. This estimate is reviewed regularly and adjusted as necessary. Adjustments related to changes in estimates are reflected in the Company’s results of operations in the period in which those estimates changed.

Segment Information—The Company has one operating segment and one reportable segment. The Company's Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer (“CEO”), who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis. The Company’s management approach is to utilize an internally developed strategic decision making framework with the membership patrons at the center of all decisions, which requires the CODM to have a consolidated view of the operations so that decisions can be made in the best interest of Hagerty and its membership patrons.

Fair Value of Financial Instruments—The fair value of the Company’s assets and liabilities qualify as financial instruments under ASC Topic 820, “Fair Value Measurement”. Fair value approximates the carrying amounts represented in the accompanying financial statements, primarily due to their short-term nature and variable interest rates.

Fixed Income Securities – Fixed income securities consist of Canadian provincial and municipal bonds which qualify as debt securities under ASC Topic 320 “Investments – Debt Securities”. Fixed income securities are carried at amortized cost on the balance sheet. Amortized cost is the amount at which an investment is acquired, adjusted for applicable accrued interest, accretion of discount or amortization of premium. Premium or discount is amortized on a straight-line basis to maturity. Pricing information for each fixed income security is obtained from our outside investment manager. The Company ultimately determines whether the inputs and the resulting market values are reasonable. Market pricing is based on fair value level 2 guidance using observable inputs such as quoted prices for similar assets at the measurement date.

New Accounting Standards

Recently Adopted Accounting Guidance

Financial Instruments—In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which relates to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements and simplifies the application of hedge accounting in certain situations.

The Company early adopted ASU No. 2017-12 effective January 1, 2020. Adoption of the standard enhanced the presentation of the effects of our hedging instruments and the hedged items in our condensed consolidated financial statements to increase the understandability of the results of our hedging strategies.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Media Content—In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, in order to align the accounting for production costs of an episodic television series with the accounting for production costs of films by removing the content distinction for capitalization. ASU 2019-02 also requires that an entity reassess estimates of the use of a film in a film group and account for any changes prospectively. In addition, ASU 2019-02 requires that an entity test films and license agreements for program material for impairment at a film group level when the film or license agreements are predominantly monetized with other films and license agreements. As a result of adopting this ASU on January 1, 2021, the Company will now apply the guidance of ASC Topic 926, “Entertainment – Films” for the original content the Company self-produces and where the intellectual property is owned by the Company. For content the Company produces, the costs associated with production, including development costs, direct costs and production overhead will be capitalized. This will reduce the initial amount charged to expense for development of media content assets as they are created and costs will be amortized over the estimated useful life of the asset. The net financial impact through September 30, 2021 was $3,000,499 in prepaid expenses and other assets.

Convertible Instruments and Contracts — In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by eliminating certain separation models and will generally be reported as a single liability at its amortized cost. In addition, ASU 2020-06 eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The amendments in ASU 2020-06 are effective for the Company as of January 1, 2022 with the option to early adopt as of January 1, 2021. The Company elected to early adopt amendments in ASU 2020-06 effective January 1, 2021 which did not have an impact on the condensed consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

Credit Losses—In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments— Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as modified by ASU No. 2018-19, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-04, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-05, Financial Instruments—Credit Losses (Topic 326) Targeted Transition Relief.

The guidance in ASU No. 2016-13 amends Topic 326, the reporting of credit losses for assets held at amortized cost basis, eliminating the probable initial recognition threshold and replacing it with a current estimate of all expected credit losses. Estimated credit losses are recognized as a credit loss allowance reflected in a valuation account that is deducted from the amortized cost basis of the financial asset to present the net amount expected to be collected. The guidance also addresses available-for-sale securities, whereby credit losses remain measured on an incurred loss basis with the presentation of the credit losses using an allowance rather than as a write-down. ASU No. 2019-10 defers the effective date of ASU No. 2016-13 to January 1, 2023. The Company does not expect the adoption of ASU No. 2016-13 to have a material impact on the condensed consolidated financial statements and related disclosures.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Leases—In February 2016, the FASB issued ASU No. 2016-02, Leases, which creates ASC Topic 842, Leases (“Topic 842”), and supersedes the lease requirements in ASC Topic 840, Leases. This guidance increases transparency and comparability among organizations by recognizing lease assets and lease liabilities in the condensed consolidated balance sheet. The guidance requires disclosure to enable users of the condensed consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The transition to ASU No. 2016-02 requires the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach. ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, defers the effective date of ASU 2016-02 to January 1, 2022. Early application of the amendments in ASU 2016-02 is permitted for all entities. The Company continues to evaluate the effects the adoption of this ASU will have on the condensed consolidated financial statements and related disclosures.

Reference Rate Reform—In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional relief to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. Additionally, in January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The Company does not expect the adoption of these ASUs to have a material impact on the condensed consolidated financial statements and related disclosures.

2. REVENUE

The Company recognizes revenue under both ASC Topic 606 Revenue from Contracts with Customers (“Topic 606”) and ASC Topic 944 Financial Services—Insurance (“Topic 944”).

Topic 606 Revenue from Contracts

The Company records revenue and expenses under Topic 606 as follows:

Contract Balances—The following tables provide information about contract costs, contract assets, and contract liabilities from contracts with customers, current and long-term:

	September 30, 2021	December 31, 2020
Contract costs - incremental costs to obtain	$3,724,226	$2,748,585
Contract assets - contingent commission	45,016,883	54,540,886
Contract liabilities	43,765,039	39,207,920

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Significant changes in contract liabilities are as follows:

	September 30, 2021
	Current	Long Term	Total
Balance—Beginning of year	$19,541,253	$19,666,667	$39,207,920
Membership & other revenue recognized during the period	(38,320,389)	-	(38,320,389)
Membership & other revenue deferred during the period	42,877,508		42,877,508
Balance—September 30	$24,098,372	$19,666,667	$43,765,039

	September 30, 2020
	Current	Long term	Total
Balance—Beginning of year	$17,264,876	$-	$17,264,876
Membership & other revenue recognized during the period	(31,777,921)	-	(31,777,921)
Membership & other revenue deferred during the period	35,796,808	-	35,796,808
Balance—September 30	$21,283,763	$-	$21,283,763

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Disaggregation of Revenue—The following tables present revenue by distribution channel as well as a reconciliation to total revenue for the nine months ended:

	Nine Months Ended September 30, 2021
	Agent	Direct	Total
Commission and fee revenue	$90,449,210	$78,796,925	$169,246,135
Contingent commission	23,265,004	21,492,906	44,757,910
Membership revenue	-	29,965,277	29,965,277
Other revenue	-	8,355,112	8,355,112
Total revenue from customer contracts	$113,714,214	$138,610,220	$252,324,434
Insurance revenue recognized under Topic 944			212,370,450
Total revenue			$464, 694, 884

	Nine Months Ended September 30, 2020
	Agent	Direct	Total
Commission and fee revenue	$78,059,419	$65,832,433	$143,891,852
Contingent commission	22,891,446	19,163,687	42,055,133
Membership revenue	-	26,859,607	26,859,607
Other revenue	-	4,918,314	4,918,314
Total revenue from customer contracts	$100,950,865	$116,774,041	$217,724,906
Insurance revenue recognized under Topic 944			160,376,852
Total revenue			$378,101,758

The following tables present revenue by geography where the business was sold as well as a reconciliation to total revenue for the nine months ended:

	Nine Months Ended September 30, 2021
	US	Canada	Europe	Total
Commission and fee revenue	$152,133,997	$13,982,592	$3,129,546	$169,246,135
Contingent commission	45,002,809	(354,928)	110,029	44,757,910
Membership revenue	27,842,898	2,122,379	-	29,965,277
Other revenue	7,121,085	172,271	1,061,756	8,355,112
Total revenue from customer contracts	$232,100,789	$15,922,314	$4,301,331	$252,324,434
Insurance revenue recognized under Topic 944				212,370,450
Total revenue				$464,694,884

	Nine Months Ended September 30, 2020
	US	Canada	Europe	Total
Commission and fee revenue	$130,380,682	$11,102,758	$2,408,412	$143,891,852
Contingent commission	40,163,107	1,511,769	380,257	42,055,133
Membership revenue	25,152,874	1,706,733	-	26,859,607
Other revenue	3,931,779	118,079	868,456	4,918,314
Total revenue from customer contracts	$199,628,442	$14,439,339	$3,657,125	$217,724,906
Insurance revenue recognized under Topic 944				160,376,852
Total revenue				$378,101,758

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Topic 944 Financial Services—Insurance

Earned Premium—Reinsurance premium assumed is recognized under Topic 944 as revenue on a pro rata basis over the period of the exposure in the underlying reinsurance treaty with the unearned portion deferred in the balance sheets. Total premiums assumed and the change in unearned premiums are as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Underwriting income:
Premiums assumed	$284,598,379	$200,915,301
Reinsurance premiums ceded	(8,464,693)	(3,185,509)
Net premiums assumed	276,133,686	197,729,792
Change in unearned premiums	(67,041,288)	(37,282,476)
Change in deferred reinsurance premiums	3,278,052	(70,464)
Net premiums earned	$212,370,450	$160,376,852

3. DEFERRED ACQUISITION COSTS

Deferred acquisition costs were as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Balance—Beginning of year	$58,571,981	$46,808,359
Acquisition costs deferred	132,127,037	94,062,544
Amortization charged to income	(101,262,030)	(76,851,909)
Balance—September 30	$89,436,987	$64,018,994

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4. FIXED INCOME SECURITIES

Securities consist of Canadian provincial and municipal bonds held in a trust account to meet the requirements of a third-party insurer, Aviva, in connection with our reinsurance agreement. As of September 30, 2021 and December 31, 2020, the carrying value was $10,893,252 and $0, respectively.

The Company classifies all of these securities as held-to-maturity and has the intent and ability to hold to maturity. The table below summarizes the amortized cost and fair value at September 30, 2021 of held-to-maturity securities based on contractual maturity. Fair value is based on fair value level 2 guidance using observable inputs such as quoted prices for similar assets at the measurement date.

Canadian Provincial and Municipal Bonds	Amortized Cost	Estimated Fair Value
Due in one year or less	$1,203,784	$1,203,614
Due after one year through five years	9,689,469	9,651,522
Total	$10,893,253	$10,855,136

The duration of all unrealized losses is less than 12 months. The Company has reviewed the portfolio for other than temporary impairments and concluded that no impairment exists as of September 30, 2021. The Company did not record any gains or losses on these securities during the nine months ended September 30, 2021.

5. PROPERTY AND EQUIPMENT

	September 30, 2021	December 31, 2020
Land and land improvements	$930,335	$930,335
Buildings	1,747,586	1,747,586
Leasehold improvements	8,548,164	7,917,007
Furniture and equipment	15,427,274	13,828,965
Computer equipment and software	24,980,848	25,608,991
Automobiles	743,227	746,533
Total property and equipment	$52,377,435	$50,779,417
Less accumulated depreciation and amortization	(24,653,063)	(24,957,277)
Property and equipment-net	$27,724,372	$25,822,140

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6. BUSINESS COMBINATIONS AND ASSET ACQUISITIONS

The Company’s business strategy is to attract high-quality partners to join our operations to provide expanded automotive related offerings to our members. Transactions in which the Company obtains control of a business are treated as business combinations. Acquisitions of an asset, or a group of assets, that does not meet the definition of a business are treated as an asset acquisition.

In connection with asset acquisitions, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased customer relationships, the right to renew policies upon expiration of the current policy term (renewal rights) and noncompete agreements.

In connection with business combinations, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased internally developed software, customer lists, trademarks and noncompete agreements. The valuation of purchased intangible assets involves significant estimates and assumptions. Until final valuations are complete, any change in assumptions could affect the carrying value of tangible assets, goodwill and identifiable intangible assets.

Net assets and results of operations are included in the Company’s condensed consolidated financial statements commencing at the respective purchase closing dates for business combinations and asset acquisitions.

2021 Business Combinations - On June 22, 2021, the Company purchased the Amelia Island Concours d’Elegance event. On July 22, 2021, the MHH Canadian subsidiary purchased the Paddock Motor Club in Toronto, Canada. On August 12, 2021, the Company purchased McCall Motorworks Revival. The pro forma effect of these acquisitions does not materially impact the Company’s reported results, either individually or in the aggregate for each period presented in the condensed consolidated statements of operations. As a result, no pro forma information has been presented. Additionally, from the date of acquisition through September 30, 2021, the revenue and net income of the businesses acquired did not materially impact the Company’s reported results.

2020 Asset Acquisition - The Company completed one acquisition that has been accounted for as an asset acquisition. On March 1, 2020, the Company purchased the renewal rights to the collector insurance policies effective on or after March 1, 2020 from a Canadian insurance brokerage. As part of the transaction, the seller entered into a non-compete agreement with the Company wherein they are prohibited from competing with the Company for a period of five years. Total purchase consideration for the acquisition was $9,671,892, with cash paid at closing of $2,480,634 and estimated current and long-term liabilities of $2,397,086 and $4,794,172, respectively.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table presents the allocation of the business combination and asset acquisition costs to the assets acquired based on their fair values:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash	$8,449,763	$2,480,634
Fair value of non-cash consideration	3,767,305	7,191,259
Total consideration	$12,217,069	$9,671,892
Allocation of purchase price:
Property and equipment	397,850	-
Intangible assets	5,571,518	9,710,228
Goodwill	6,333,273	-
Total assets acquired	12,302,641	9,710,228
Liabilities assumed
Accrued expenses	-	38,336
Contract liabilities - current	85,572	-
Total liabilities assumed	85,572	38,336
Estimated fair value of net assets acquired	$12,217,069	$9,671,892

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets, current and long-term, consist of:

	September 30, 2021	December 31, 2020
Prepaid sales, general and administrative expenses	$14,404,804	$14,410,183
Prepaid SaaS implementation costs	16,786,702	15,369,165
Deferred reinsurance premiums ceded	3,278,052	-
Media content	3,000,499	-
Other	10,258,738	5,043,395
Prepaid expenses and other assets	$47,728,795	$34,822,743

8. INTANGIBLE ASSETS

Intangible assets consist of:

	September 30, 2021	December 31, 2020
Renewal rights	$17,606,801	$17,111,577
Internally developed software	65,956,692	42,594,988
Trade names and trademarks	5,003,771	2,009,000
Other	5,760,677	3,064,699
Intangible assets	$94,327,941	$64,780,264
Less accumulated depreciation	(26,534,964)	(18,163,282)
Intangible assets-net	$67,792,977	$46,616,982

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9. PROVISION FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

The changes in the provision for unpaid losses and loss adjustment expenses, net of amounts recoverable from reinsurers were as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Balance—Beginning of year	$54,987,840	$32,583,608
Less: amount recoverable from reinsurers	-	(2,343)
Net balance-Beginning of year	54,987,840	32,581,265
Losses incurred for the period related to:
Current period	87,642,926	65,734,569
Prior periods	-	-
Total losses incurred	87,642,926	65,734,569
Losses paid for the period related to:
Current period	20,604,251	15,282,345
Prior periods	18,402,785	11,921,879
Total losses paid	39,007,036	27,204,224
Net balance—September 30	103,623,730	71,111,610
Foreign currency translation adjustment	(32,567)	-
Balance—September 30	$103,591,163	$71,111,610

In updating Hagerty Re’s loss reserve estimates, inputs are considered and evaluated from many sources, including actual claims data, the performance of prior reserve estimates, observed industry trends, and internal review processes, including the views of the Company’s actuary. These inputs are used to improve evaluation techniques and to analyze and assess the change in estimated ultimate losses for each accident year by line of business. These analyses produce a range of indications from various methods, from which an actuarial point estimate is selected.

10. INTEREST RATE SWAP

Interest rate swap agreements are contracts to exchange floating rate for fixed rate interest payments over the life of the agreement without the exchange of the underlying notional amounts. The notional amounts of the interest rate swap agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on the interest rate swap agreements is recognized as an adjustment to interest expense.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The purpose of the swap agreement is to fix the interest rate on a portion of the Company’s existing variable rate debt to reduce exposure to interest rate fluctuations. Under the agreement, the Company pays the counterparty interest at a fixed rate. The counterparty will pay the Company interest at a variable rate, adjusted quarterly and based on LIBOR or the alternative replacement of LIBOR. The amount exchanged is calculated based on the notional amount. Amounts shown below:

		September 30, 2021	December 31, 2020
In March 2017, the Company entered into an interest rate swap agreement with an	Notional Amount	$15,000,000	$15,000,000
original notional amount of $15,000,000 at a fixed rate of 2.20%.	Fair Value	$(158,360)	$(378,043)

In December 2020, the Company entered into an interest rate swap agreement with an	Notional Amount	$35,000,000	$35,000,000
original notional amount of $35,000,000 at a fixed rate of 0.78%.	Fair Value	$253,575	$(423,228)
Net fair value of interest rate swap		$95,215	$(801,271)

The significant inputs, primarily the LIBOR forward curve, used to determine the fair value are considered Level 2 observable market inputs. The Company monitors the credit and nonperformance risk associated with its counterparties and believes them to be insignificant at September 30, 2021 and December 31, 2020.

11. LONG-TERM DEBT

Long-term debt consists of the following as of:

	September 30, 2021	December 31, 2020
The Company has a $160,000,000 credit facility (Credit Facility) with a bank syndicate that may extend each year such that the term of the agreement remains at least three years. The current term of the Credit Facility expires on December 23, 2023, with any unpaid balance due at maturity. Borrowings under the Credit Facility bear interest at one month LIBOR plus an applicable margin, or Prime, plus or minus an applicable margin at the Company's choice. The effective borrowing rate at September 30, 2021 was 2.07%. Borrowings under the Credit Facility are collateralized by the assets of the Company, except for the assets of the Company's United Kingdom, Bermuda and Germany subsidiaries.
Effective August 24, 2021, the Company secured commitment letters from its current lenders that will increase the capacity of its current Credit Facility to $230,000,000.	$117,500,000	$68,000,000
The Company has a note payable related to a business combination for the future purchase installment payments. The note is paid in two equal installments and interest is calculated at a fixed 3.25%. The note payable expires March 1, 2022 at which time the second installment is due.	1,000,000	2,000,000
Total debt	118,500,000	70,000,000
Less current portion	(1,000,000)	(1,000,000)
Total long-term debt	$117,500,000	$69,000,000

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Credit Facility includes a provision for determining a LIBOR successor rate in the event LIBOR reference rates are no longer available. The alternative benchmark replacement rate is the secured overnight financing rate (SOFR). In addition, the facility includes a provision for determining a SOFR successor rate in the event SOFR reference rates are no longer available. If no SOFR successor rate has been determined, the rate will be based on the higher of the Prime Rate or the fed funds rate plus a fixed margin.

In connection with the Credit Facility, the Company is required, among other things, to meet certain financial covenants, including a fixed-charge coverage ratio and a leverage ratio. The Company was in compliance as of September 30, 2021.

12. EARNINGS PER UNIT

The following table sets forth the calculation of basic earnings per unit based on net income attributable to the Company for the nine months ended September 30, 2021 and 2020, divided by the basic weighted average number of units as of September 30, 2021 and 2020. There are no potential dilutive securities and thus no diluted per unit amounts.

	Nine Months Ended
	September 30, 2021	September 30, 2020
Net income	$5,105,445	$21,651,371
Less loss attributable to non-controlling interest	(203,673)	(83,339)
Net income attributable to The Hagerty Group, LLC	$5,309,118	$21,734,710

Weighted average units	100,000	100,000
Earnings per unit	$53.09	$217.35

13. TAXATION

Income tax expense reflected in the financial statements differs from the tax computed by applying the statutory US federal rate to net income before taxes for the nine months ended as follows:

	Nine Months Ended
	September 30, 2021		September 30, 2020
Income tax expense at statutory rate	$2,077,967	21%	$5,333,418	21%
(Income)/loss not subject to
entity-level taxes	1,263,563	13%	(2,138,363)	-8%
Foreign rate differential	(173,445)	-2%	(76,870)	0%
Change in valuation allowance	1,621,553	16%	627,670	2%
Income tax expense	$4,789,638	48%	$3,745,855	15%

After considering all positive and negative evidence of taxable income in the carryback and carryforward periods as permitted by law, the Company believes it is more likely than not that the foreign net operating losses will not be utilized. The valuation allowance as of September 30, 2021 has been increased for additional foreign net operating losses and adjusted for changes in foreign exchange rates. The valuation allowance is $6,714,116 and $4,770,618 as of September 30, 2021 and December 31, 2020, respectively.

As of September 30, 2021 and December 31, 2020, the Company did not have any unrecognized tax benefits and had no accrued interest or penalties related to uncertain tax positions. If recorded, interest and penalties would be recorded as interest expense or penalty expense in the condensed consolidated statements of income and other comprehensive income. The Company does not expect any significant changes to the unrecognized tax benefits over the next twelve months.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

14. RELATED-PARTY TRANSACTIONS

In June 2019, the Company ownership changed from wholly owned by HHC to 75% owned, with 25% ownership by Markel. At this time Markel and its affiliates became related parties.

The Company has transactions with its Members, which include the following:

Alliance Agreement: The Company’s United States MGAs have personal and commercial lines of business written with related Markel-affiliated carriers. The following table provides information about Markel-affiliated due to insurer liabilities and commission revenue under the agreement with Markel-affiliated carriers:

	September 30, 2021	December 31, 2020
Due to insurer	$79,336,222	$45,651,483
Percent of total	93%	93%

	Nine Months Ended
	September 30, 2021	September 30, 2020
Commission revenue	$152,268,330	$129,041,585
Percent of total	92%	91%

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Reinsurance Agreement: Under a quota share with Evanston, Hagerty Re reinsures 60% of the risks in 2021 and 50% of the risks in 2020 written through the Company’s United States MGAs. Additionally, in 2021 Hagerty Re began reinsuring 60% of the risks written by the Company's United Kingdom MGA with Markel International Insurance Company Limited. All balances listed below and presented in the condensed consolidated balance sheets and statements of income and comprehensive income are related to business with a Markel affiliate:

	September 30, 2021	December 31, 2020
Assets
Deferred acquisition costs	$85,760,754	$55,832,707
Premiums receivable	102,268,533	49,938,030
Total assets	$188,029,287	$105,770,737
Liabilities
Losses payable	$-	$21,049,109
Provision for unpaid loss and loss adjustment expenses	98,441,148	53,281,356
Unearned premiums	182,996,606	118,207,080
Commissions payable	64,388,750	42,643,666
Total liabilities	$345,826,504	$235,181,211

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenue
Earned premium	$202,421,589	$156,050,338
Expenses
Ceding commission	97,261,403	$86,827,342
Losses and loss adjustment expenses	83,044,526	64,361,148
Total expenses	$180,305,929	$151,188,490

15. COMMITMENTS AND CONTINGENCIES

Employee Compensation Agreements—In the ordinary course of conducting its business, the Company enters into certain employee compensation agreements from time to time which commit the Company to severance obligations in the event an employee terminates employment with the Company. If applicable, these obligations are included in the accrued expenses lines of the condensed consolidated balance sheet.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Litigation—The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. Based on current knowledge and after consultation with counsel, the ultimate outcomes of currently threatened or pending legal matters and other contingent exposures are unlikely to be material to the consolidated financial condition after taking into account existing accruals.

Standby Letter of Credit—JPMorgan Chase Bank, N.A. issued an irrevocable standby letter of credit on behalf of the Company to the Internal Revenue Service (IRS) for $10,000,000 as security for payment of any tax which may become due and payable by Hagerty Re to the IRS. The terms of the letter of credit are automatically extended for a term of one year at a time. The Company’s subsidiary, Hagerty Re, has an obligation to renew this irrevocable letter of credit in connection with its election under Section 953(d) of the U.S. Internal Revenue Code to be taxed as a U.S. domestic corporation. No amounts have been drawn under the standby letter of credit. The standby letter of credit is valid until the election is terminated or the letter expires and was issued as a sublimit under the Company’s credit facility.

16. SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 8, 2021, which is the date these condensed consolidated financial statements were issued.

Credit Facility

On October 27, 2021, the Company executed an amendment to its Credit Facility with its current lenders. The amendment will increase the capacity of its Credit Facility to $230,000,000 from $160,000,000 and extend the maturity date of the Credit Facility to October 27, 2026. The Credit Facility borrowings are collateralized by Company assets, except for the assets of the Company’s United Kingdom, Bermuda and German subsidiaries as well as the assets of the Hagerty Events, LLC and the non-wholly owned subsidiaries of Member Hubs Holding, LLC.

Business Combination

On December 2, 2021, Hagerty, Inc., a Delaware corporation (formerly known as Aldel Financial Inc.) consummated the previously-announced business combination by and among Aldel Financial Inc., Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel, and The Hagerty Group, LLC.

The aggregate value of the consideration in the Business Combination was approximately $3,000,000,000 with consideration to holders of equity interests in THG consisting of: (a) cash consideration in the amount of $489,660,942 and (b) 251,033,906 shares of THG Units and corresponding shares of Class V Common Stock. Additionally, on December 2, 2021, Hagerty, Inc. issued, in the aggregate, 70,385,000 shares of its Class A common stock to investors at $10.00 per share for aggregate consideration of $703,850,000.

On December 3, 2021, Hagerty, Inc. common stock and warrants began publicly trading on The New York Stock Exchange under the new symbols “HGTY” and HGTY.WS”, respectively.